UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2007

METAMORPHIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51294	52-1923417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Virginia Manor Road Suite 140, Beltsville, Maryland, 20705
(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 617-9080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

            On January 26, 2007, MetaMorphix, Inc. (“MetaMorphix”) and Hubbard S.A.S. (“Hubbard”) entered into a Joint Research and Marker Development Agreement (“Agreement”) to jointly develop a set of genomic markers for broiler chicken breeding. Hubbard is a company of Group Grimaud La Corbière, and has 85 years of experience in selecting genetics for the broiler industry. MetaMorphix and Hubbard will use MetaMorphix’s GENIUS – Whole Genome System™ to develop predictive genetic markers for desired broiler performance traits. The terms of the Agreement entitle MetaMorphix to receive a royalty on revenues generated from new breeds based on use of the GENIUS – Whole Genome System™.

Section 8 – Other Events

Item 8.01 – Other Events.

            On January 26, 2007, MetaMorphix and Hubbard issued a joint press release, a copy of which is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01(d) – Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 26, 2007.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAMORPHIX, INC.
(Registrant)

By:	/s/ Edwin C. Quattlebaum

Edwin C. Quattlebaum, President and
Chief Executive officer

Date: January 31, 2007